TeraWulf Announces December 2022 Production and Operations Updates

Proprietary mining produced 125 Bitcoin in December ‘22, pushing Q4 ‘22 total to 378 Bitcoin, reflecting a more than 220% increase over the Bitcoin produced in Q3 ‘22

Total fleet of deployed miners reached 18,000 with over 2.0 EH/s of hash rate as of December 31, 2022

On track to bring additional 15,000 miners online at Nautilus Cryptomine in Q1 2023

EASTON, Md. – January 9, 2023 – Today TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), which owns and operates vertically integrated, domestic Bitcoin mining facilities powered by more than 91% zero-carbon energy, provided an unaudited monthly production and operations update for December 2022.

December 2022 Highlights

●	Self-mined 125 Bitcoin in December 2022 for a total of 378 Bitcoin produced in Q4 2022, a 223% increase as compared to 117 Bitcoin produced in Q3 2022.
●	Fleet of deployed miners reached approximately 18,000 with a hash rate capacity over 2.0 EH/s.
●	Successfully navigated extreme operating conditions during Winter Storm Elliot (the “Storm”), quickly returning to full output at the Storm’s close.
●	Despite weather-related price volatility in December, the Company projects an average cost of power of approximately $0.035/kWh across its two sites.

Key Metrics	Q3 2022	October 2022	November 2022	December 2022[1]
Bitcoin (Self-Mined)	117	119	134	125
Self-Mining Revenue ($M)	$2.4	$2.3	$2.4	$2.1
Hosting Revenue ($M)	$1.4	$0.9	$0.7	$0.9
Power Cost ($M)	$4.8	$2.0	$1.4	$2.2
Avg. Operating Hash Rate (EH/s)	0.7	1.6	1.9	1.5
Revenue per Bitcoin	$20,657	$19,646	$17,617	$17,005
Power Cost per Bitcoin	$20,732	$11,060	$6,151	$12,984

Production and Operations Update

The Company operates approximately 18,000 Bitcoin miners with a hash rate capacity over 2.0 EH/s at its Lake Mariner facility. About 11,500 are proprietary miners with a hash rate capacity of approximately 1.4 EH/s. The approximate remaining 6,500 miners (0.7 EH/s) are operated pursuant to hosting arrangements where the Company receives a fee and participates financially in mining profits.

1 December 2022 results are based on estimated power costs, which remain subject to standard month end adjustments.

During December 2022, the Company received approximately 4,500 miners and an additional 3,750 miners were delivered during the first week of January 2023 from Bitmain Technologies Limited (“Bitmain”). The Company is scheduled to receive over 18,000 additional miners from Bitmain over the coming months. The upcoming deliveries will fill the Company’s 160 MW of mining capacity available in early Q2 2023 with 34,000 miners (110 MW) at its Lake Mariner facility and 15,000 miners (50 MW) at its Nautilus facility.

Power prices increased dramatically during the severe weather event that crossed most of the United States in December, increasing Lake Mariner’s operating cost during the days of local impact. The Lake Mariner facility sources attractively priced power in Western New York where 91% of market energy comes from zero-carbon resources, including from the Niagara Hydroelectric Power Station, which is located 35 miles from the Lake Mariner facility. Since the Storm’s departure, New York market prices have corrected to pre-December levels. The Nautilus Cryptomine, located in Berwick, Pennsylvania, is directly connected to the Susquehanna Nuclear Station and pays a five-year fixed-price of $0.02/kWh, among the lowest in the Bitcoin mining sector. The Company maintains its estimated average power cost of approximately $0.035/kWh across its portfolio.

“December represented another month of robust growth for TeraWulf. Our operations team effectively maintained our mining operations and deployed additional miners at Lake Mariner during one of the harshest weather events to hit the region, while also supporting the grid during periods of extreme stress,” stated Paul Prager, Co-founder and Chief Executive Officer of TeraWulf. “We believe the continued ramp of our proprietary mining capacity coupled with our industry-leading power costs distinguishes TeraWulf as one of the lowest cost Bitcoin miners in the sector,” continued Prager. “For 2023, we plan to aggressively expand our deployed hash rate as we continue to receive miner shipments with a goal of reaching 5.5 EH/s of sustainable, operating mining capacity.”

Infrastructure Update

The Company is nearing final stages of construction at its two mining sites and expects to have a total operational capacity of 49,000 miners (5.5 EH/s) in early Q2 2023, representing about 160 MW of power demand. Today, the Company’s wholly-owned Lake Mariner facility has approximately 60 MW of operational mining capacity, and TeraWulf expects to reach 110 MW of capacity at the facility in Q2 2023. The Nautilus Cryptomine facility, a joint venture with Talen Energy Corporation, is in the initial stages of ramping its mining operations and is expected to provide 50 MW of net mining capacity to TeraWulf in Q1 2023, representing the Company’s 25% interest in the joint venture.

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company is currently operating and/or completing construction of two mining facilities: Lake Mariner in New York, and Nautilus Cryptomine in Pennsylvania. TeraWulf generates domestically produced Bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of Bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in Bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Company Contact:
Sandy Harrison
harrison@terawulf.com
(410) 770-9500